CONSENT OF INDEPENDENT AUDITORS



We consent to the references to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the use of our report dated August 11, 1999 with respect to Stein Roe Institutional Client High Yield Fund and SR&F High Yield Portfolio in the Registration Statement (Form N-1A) and related Statement of Additional Information of Stein Roe Trust, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 5 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-19181) and in this Amendment No. 6 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-07997).


                                      ERNST & YOUNG LLP


Chicago, Illinois
August 11, 1999